EXHIBIT 2.3
                                                                     -----------

                         CONVERSION INCENTIVE AGREEMENT

CONVERSION INCENTIVE AGREEMENT (the "AGREEMENT") dated as of May 1, 2002, by and among INTERSTATE HOTELS CORPORATION, a Maryland corporation (the "COMPANY"), CGLH PARTNERS I LP, a Delaware limited partnership (the "STOCKHOLDER") and CGLH PARTNERS II LP, a Delaware limited partnership (the "NOTEHOLDER", and together with the Stockholder, the "SECURITY HOLDERS").

                                    RECITALS


         WHEREAS, the Company is the issuer of (i) Class A Common Stock, par value $0.01 per share ("INTERSTATE COMMON STOCK"), (ii) Series B Convertible Preferred Stock, par value $0.01 per share ("SERIES B CONVERTIBLE PREFERRED STOCK") and (iii) 8.75% convertible subordinated notes due October 20, 2007 ("8.75% CONVERTIBLE SUBORDINATED NOTES");

         WHEREAS, the Stockholder is the owner of 500,000 shares of the Company's Series B Convertible Preferred Stock (such 500,000 shares, the "SERIES B STOCK") and the Noteholder is the holder of 8.75% Convertible Subordinated Notes in the aggregate principal amount of $25,000,000 issued to the Noteholder as payee thereunder (the "CONVERTIBLE NOTES", and together with the Series B Stock, the "CONVERTIBLE SECURITIES");

         WHEREAS, the Company and the Security Holders entered into a Securities Purchase Agreement, an Investor Agreement and a Registration Rights Agreement, each dated as of October 20, 2000 (the "GOVERNING AGREEMENTS"), with respect to the purchase of, and certain rights and restrictions relating to, the Convertible Securities;

         WHEREAS, contemporaneously with the execution of this Agreement, the Company is entering into an Agreement and Plan of Merger (the "MERGER
AGREEMENT") with MeriStar Hotels and Resorts, Inc., a Delaware corporation ("MERISTAR"), pursuant to which the Company will merge with and into MeriStar on the terms and subject to the conditions set forth in the Merger Agreement, with MeriStar surviving (the "MERGER"). Each capitalized term used in this Agreement that is not defined in this Agreement shall have the meaning ascribed to such term in the Merger Agreement;

         WHEREAS, in order to induce MeriStar to enter into the Merger Agreement, and as a condition to MeriStar's willingness to do so, MeriStar has requested the Security Holders and the Security Holders have agreed, contemporaneously with the execution of this Agreement, to enter into a voting agreement (the "INTERSTATE VOTING AGREEMENT") pursuant to which the Security Holders agree (i) to convert a portion of the Convertible Securities in accordance with their terms into shares of Interstate Common Stock on the record date for the Interstate Stockholders Meeting, (ii) to vote, and to grant MeriStar a proxy to vote (including by written consent, if applicable), all securities of Interstate held by the Security Holders or subsequently acquired by the Security Holders in favor of the Merger and related matters, and (iii) that such of the Convertible Securities as are outstanding immediately before the Effective Time shall be exchanged in the Merger for shares of common stock issued by the Surviving Corporation in accordance with the provisions set forth in the Merger Agreement;

         NOW, THEREFORE, in order to induce the Stockholder and the Noteholder to agree to convert the Convertible Securities and enter into the Interstate Voting Agreement and thereby facilitate the transactions contemplated by the Merger Agreement, which the Special Committee of the Board of Directors of Interstate has determined are in the best interests of the stockholders of Interstate (other than the Stockholder and the Noteholder) and in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                    CONVERSION OF CONVERTIBLE SECURITIES AND
                         PAYMENT OF CONVERSION INCENTIVE

         1.1.  REQUIRED  CONVERSION.  At the  Required  Conversion  Closing  (as
defined     in     Section     1.2)     the     following     (the     "REQUIRED
Conversion") shall occur:

              (a) the Stockholder shall surrender to the Company the certificate evidencing the Series B Stock duly endorsed to the Company in blank for conversion into shares of Interstate Common Stock in accordance with the provisions of Section 7 of the Articles Supplementary of the Company designating the Series B Convertible Preferred Stock (the "ARTICLES SUPPLEMENTARY"), and the Company shall deliver to the Stockholder (i) certificates representing the number of validly issued, fully paid and nonassessible shares of Interstate Common Stock to which the Stockholder is entitled upon conversion of Series B Stock in accordance with the provisions of Section 7 of the Articles Supplementary (such shares of Interstate Common Stock, together with the Note Conversion Shares, the "CONVERSION SHARES"); and

              (b) the Noteholder shall surrender to the Company the Convertible Notes together with written instructions specifying the principal amount of Convertible Notes that is to be converted in accordance with the provisions of
Section 4 of the Convertible Notes (the "CONVERTED PRINCIPAL") into shares of Interstate Common Stock, and the Company shall deliver to the Noteholder certificates representing the number of validly issued, fully paid and nonassessible shares of Common Stock equal to the Converted Principal plus all Accrued Interest (as such term is defined in the Convertible Notes) thereon to the date of conversion divided by the Conversion Price (as such term is defined in the Convertible Notes) as adjusted pursuant to Section 4.1(c) of the Convertible Notes (the "NOTE CONVERSION SHARES");

              (c) the Company shall cancel the Convertible Notes and issue to the Noteholder a new note or notes, as requested by Noteholder, in substantially identical form to the Convertible Notes and in the aggregate principal amount equal to the aggregate principal amount of the Convertible Notes less the Converted Principal;

              (d) the Company shall pay to the Security Holders the amount of $9,250,000 (the "CONVERSION INCENTIVE PAYMENT") in United States dollars in immediately available funds by wire transfer to an account specified in writing by the Security Holders.

         1.2. THE REQUIRED CONVERSION CLOSING. Subject to the satisfaction or waiver in accordance with this Agreement of the conditions set forth in Articles VI and VIII of this Agreement, the closing of the transactions contemplated by
Section 1.1 of this Agreement (the "REQUIRED CONVERSION CLOSING") shall take place at the offices of Jones, Day, Reavis & Pogue, New York, New York at 10:00 A.M. on the date set by the board of directors of Interstate as the record date for the Interstate Stockholders Meeting, or at such other place and time or on such other date as the Company, MeriStar and the Security Holders may mutually determine (the "REQUIRED CONVERSION CLOSING DATE").

         1.3. DEEMED SATISFACTION OF NOTICE REQUIREMENTS. This execution of this Agreement shall be deemed to satisfy all notice and informational requirements of Section 4.1(e) of the Convertible Notes and Section 7(d) of the Articles Supplementary that would otherwise be required of the Security Holders in connection with the Required Conversion.


                                   ARTICLE II

                       TERMINATION OF GOVERNING AGREEMENTS

2. The Company and the Security Holders hereby agree that at the Effective Time each of the Governing Agreements shall terminate and shall be of no further effect. Notwithstanding the forgoing, nothing in this Article II shall relieve any party of liability for any breach of the provisions of the Governing Documents occurring prior to the Effective Time.


                                   ARTICLE III

                   REPRESENTATIONS & WARRANTIES OF THE COMPANY

3. The Company represents and warrants to the Security Holders as of the date hereof and as of the Required Conversion Closing Date (as though made on and as of such date):

         3.1. ORGANIZATION. The Company is a corporation duly organized, validly existing under the laws of the state of Maryland, and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

         3.2. AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action on the part of the Company, and constitutes, a legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

         3.3. NO VIOLATION, ETC. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not (i) violate any Law applicable to the Company or any of its properties or assets, (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material agreement of the Company, or result in the creation of any Lien upon any of the properties or assets of the Company, (iii) violate the organizational documents of the Company or (iv) require approval by the Company's stockholders.

         3.4. AUTHORIZATION AND ISSUANCE OF CONVERSION SHARES. The Conversion Shares, when issued, will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, free and clear of any Encumbrances and not subject to pre-emptive or similar rights of the stockholders of Interstate or others, and will be validly listed on the Nasdaq National Market. The Conversion Shares, when issued, will be entitled to all rights attaching to shares of Interstate Common Stock, including, without limitation, the right to vote such shares at the Interstate Stockholder Meeting.

         3.5. INTERSTATE PERMITS. No Interstate Permits other than those that have been obtained by the Company are required by the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement and the consummation by Interstate of the transactions contemplated hereby.


                                   ARTICLE IV

              REPRESENTATIONS & WARRANTIES OF THE SECURITY HOLDERS

4. Each of the Security Holders, severally and not jointly, represents and warrants to the Company as of the date hereof and as of the Required Conversion Closing Date (as though made on and as of such date):

         4.1. ORGANIZATION. Such Security Holder is a limited liability partnership duly organized and validly existing under the laws the state of Delaware, and has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

         4.2. AUTHORIZATION. The execution, delivery and performance of this Agreement has been duly authorized by all requisite action on the part of such Security Holder, and constitutes a legal, valid and binding obligation of such Security Holder, enforceable against such Security Holder, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

         4.3. NO VIOLATION, ETC. The execution, delivery and performance by such Security Holder of this Agreement will not (a) violate any Law applicable to such Security Holder or any of its properties or assets, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material agreement of such Security Holder, or result in the creation of any Lien upon any of the properties or assets of such Security Holder or (c) violate the organizational documents of such Security Holder.

         4.4. CONSENTS AND PERMITS. No federal or state governmental licenses, permits, qualifications and authorizations, and no authorization, consent, waiver of contractual right or obligation, or approval of or by, or any notification of or filing with, any Person is required by such Security Holder in connection with the execution, delivery and performance of this Agreement and the consummation by such Security Holder of the transactions contemplated hereby.


                                    ARTICLE V

                            COVENANTS OF THE PARTIES

         5.1. COVENANTS OF THE PARTIES. Each of the parties hereto hereby covenants and agrees with each other party hereto that from the date hereof until the Required Conversion Closing such party will cooperate in a commercially reasonable manner with such other parties to obtain any authorization required of, or to make any filing or response required by, the Securities and Exchange Commission or any other Governmental Entity in connection with the Agreement, the Merger and the transactions contemplated hereby and thereby.


                                   ARTICLE VI

                         COMPANY'S CONDITIONS TO CLOSING

6. The obligation of the Company to effect the consummation of the transactions contemplated hereby is subject to the fulfilment prior to the Required Conversion Closing (or waiver by the Company) of the conditions that:

         6.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Security Holders contained herein shall be true and correct in all respects as of the Required Conversion Closing Date with the same effect as though made as of the Required Conversion Closing Date.

         6.2. NO EXERCISE OF NON-CONVERSION RIGHT. The Security Holders shall not have exercised their Non-Conversion Right (as such term is defined in the Interstate Voting Agreement), if any, pursuant to Section 3.2 of the Interstate Voting Agreement.

         6.3. NO INJUNCTION, ETC. No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no Law shall have been enacted by any Governmental Entity which prevents the consummation of the transactions contemplated hereby; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted.


                                   ARTICLE VII

                     SECURITY HOLDERS' CONDITIONS TO CLOSING

7. The obligation of the Security Holders to effect the consummation of the transactions contemplated hereby is subject to the fulfilment prior to the Required Conversion Closing (or waiver by each of the Security Holders) of the conditions that:

         7.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein shall be true and correct in all respects as of the Required Conversion Closing Date with the same effect as though made as of the Required Conversion Closing Date.

         7.2.   ABSENCE  OF  OTHER   SECURITIES.   Except  for  the  Convertible
Securities, there shall be no shares of Series B Convertible Preferred Stock outstanding and no principal amount outstanding under any 8.75% Convertible Subordinated Notes.

         7.3. NO EXERCISE OF NON-CONVERSION RIGHT. The Security Holders shall not have exercised their Non-Conversion Right (as such term is defined in the Interstate Voting Agreement), if any, pursuant to Section 3.2 of the Interstate Voting Agreement.

         7.4. NO INJUNCTION, ETC. No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no Law shall have been enacted by any Governmental Entity which prevents the consummation of the transactions contemplated hereby; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted.


                                  ARTICLE VIII

                                   TERMINATION

         8.1. TERMINATION. This Agreement and the obligations of the Company and the Security Holders to effect the Required Conversion and the other actions contemplated hereby shall terminate upon (i) the termination in accordance with its terms of the Merger Agreement or (ii) the Effective Time and (iii) may be earlier terminated by the mutual written consent of the Company, the Security Holders and MeriStar.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1. COSTS AND EXPENSES. As between the Company and the Security Holders, the costs of and incidental to the preparation and consummation of this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs.

         9.2. NOTICES. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, by telecopy (with confirmation promptly sent by regular mail) or by internationally recognized express delivery service, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                         If to the Company:

                         Interstate Hotels Corporation
                         680 Andersen Drive, Foster Plaza Ten
                         Pittsburgh, Pennsylvania  15220
                         Attention:  General Counsel
                         Facsimile:  (412) 920-5733

                         With copies to:

                         Jones, Day, Reavis & Pogue
                         222 East 41st Street
                         New York, New York 10017-6702
                         Attention:  Jere R. Thomson, Esq.
                         Facsimile:  (212) 755-7306

                         If to either of the Security Holders:

                         c/o Lehman Brothers Holdings Inc.
                         200 Vesey Street
                         12th Floor
                         New York, New York  10285
                         Attention:  Joseph Flannery
                         Facsimile:  (212) 526-7006

                         with a copy to:

                         Continental Gencom Holdings
                         c/o Mr. K. Alibhai and Mr. S. Weiser
                         3250 Mary Street
                         Suite 500
                         Miami, Florida  33133

                         Facsimile: (305) 445-4255

                         with a copy to:

                         Stearns Weaver Miller Weissler Alhadeff &
                           Sitterson, P.A.
                         150 West Flagler Street
                         Suite 2200
                         Miami, Florida  33130
                         Attention:  Richard E. Schatz, Esq.
                         Facsimile:  (305) 789-3395

                         with a copy to:

                         Fried, Frank, Harris, Shriver & Jacobson
                         One New York Plaza
                         New York, New York  10004
                         Attention:  Jonathan Mechanic, Esq.
                         Facsimile:  (212) 859-8582


         9.3. FURTHER ASSURANCES. From time to time on and after the date hereof, the Company and the Security Holders, as the case may be, shall deliver or cause to be delivered to the other parties hereto such further documents and instruments and shall do and cause to be done such further acts as the other parties hereto shall reasonably request to carry out more effectively the provisions and purposes of this Agreement and the transactions contemplated hereby, to evidence compliance herewith or to assure that such parties are protected in acting hereunder.

         9.4. AMENDMENTS AND WAIVERS. This Agreement may not be amended, modified, supplemented or waived except by an instrument signed in writing on behalf of each of the parties whose rights or obligations are changed by the terms of such amendment, modification, supplement or waiver.

         9.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and the personal representatives and assigns of the parties hereto, whether so expressed or not; provided that the parties hereto may not assign their obligations hereunder. For the avoidance of doubt, to the extent that all or any part of the Security Holders' interests in the Convertible Securities shall be validly transferred, such transferee and the Company shall each be bound hereunder as if such transferee was an original signatory hereunder as Stockholder and/or Noteholder, as applicable.

         9.6. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES; SEVERAL OBLIGATIONS. This Agreement (together with the Merger Agreement, the Interstate Voting Agreement and the documents referred to herein or delivered pursuant hereto) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies. The obligations of, and the representations and warranties made by, each Security Holder shall be several and not joint and shall relate only to such Security Holder.

         9.7.     JURISDICTION;     CONSENT    TO     SERVICE    OF     PROCESS.

              (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery or other courts of the State of Maryland (a "MARYLAND COURT"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in a Maryland Court.

              (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in a Maryland Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

              (c) No party may move to (i) transfer any such suit, action or proceeding from a Maryland Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a Maryland Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in a Maryland Court for the purpose of bringing the same in another jurisdiction.

              (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a Maryland Court,
(ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

         9.8. FIDUCIARY DUTIES.

Each Security Holder is signing this Agreement solely in such Security Holder's capacity as the beneficial owner of the Convertible Securities and, notwithstanding anything herein to the contrary, nothing contained herein shall limit or affect any actions taken by such Security Holder or any designee of such Security Holder in his or her capacity, if any, as an officer or director of the Company or any of its Subsidiaries and none of such actions in any such capacity shall be deemed to constitute a breach of this Agreement.

         9.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. All signatures need not appear on any one counterpart.

         9.10. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         9.11. SPECIFIC PERFORMANCE. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to injunctive relief, including specific performance, to enforce such obligations without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


INTERSTATE HOTELS CORPORATION


By:  /s/ Thomas F. Hewitt
    -------------------------
Name:  Thomas F. Hewitt
Title: Chief Executive Officer

CGLH PARTNERS I LP


By:      MK/CG-GP LLC
         General Partner

         By:      CG Interstate Associates, LLC
                  a Managing Member

                  By:      Continental Gencom Holdings, LLC
                           its Sole Member

                           By:  /s/ Karim Alibhai
                               -----------------------------
                               Name:  Karim Alibhai
                               Title: Member

         By:      KFP Interstate, LLC, a Managing Member

                  By:      KFP Holdings, Ltd., its Sole Member

                           By:      Grosvenor, L.C., its General Partner

                                    By: /s/ Mahmood Khimji
                                       -----------------------------
                                       Name:  Mahmood Khimji
                                       Title: President

By:      LB INTERSTATE GP LLC
         General Partner

         By:      PAMI LLC
                  its Sole Member

                  By:   /s/ Joseph F. Flannery
                      -----------------------------
                      Name:  Joseph F. Flannery
                      Title: Authorized Signatory

CGLH PARTNERS II LP


By:      MK/CG-GP LLC
         General Partner

         By:      CG Interstate Associates, LLC
                  a Managing Member

                  By:      Continental Gencom Holdings, LLC
                           its Sole Member

                           By:  /s/ Karim Alibhai
                               -----------------------------
                               Name:  Karim Alibhai
                               Title: Member

         By:      KFP Interstate, LLC, a Managing Member

                  By:      KFP Holdings, Ltd., its Sole Member

                           By:      Grosvenor, L.C., its General Partner

                                    By: /s/ Mahmood Khimji
                                       -----------------------------
                                       Name:  Mahmood Khimji
                                       Title: President

By:      LB INTERSTATE GP LLC
         General Partner

         By:      PAMI LLC
                  its Sole Member

                 By:   /s/ Joseph F. Flannery
                      -----------------------------
                      Name:  Joseph F. Flannery
                      Title: Authorized Signatory